Exhibit 99.07
Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended March
	2015	2014	% Change
Consolidated –
Operating Revenues	$4,183	$4,644	(9.9)%
Earnings Before Income Taxes	799	544	46.9%
Net Income Available to Common	508	351	44.7%

Alabama Power –
Operating Revenues	$1,401	$1,508	(7.1)%
Earnings Before Income Taxes	292	324	(9.9)%
Net Income Available to Common	169	187	(9.6)%

Georgia Power –
Operating Revenues	$1,978	$2,269	(12.8)%
Earnings Before Income Taxes	380	436	(12.8)%
Net Income Available to Common	236	266	(11.3)%

Gulf Power –
Operating Revenues	$357	$407	(12.3)%
Earnings Before Income Taxes	62	62	—%
Net Income Available to Common	37	37	—%

Mississippi Power –
Operating Revenues	$276	$331	(16.6)%
Earnings (Loss) Before Income Taxes	39	(302)	N/M
Net Income (Loss) Available to Common	35	(172)	N/M

Southern Power –
Operating Revenues	$348	$351	(0.9)%
Earnings Before Income Taxes	45	37	21.6%
Net Income Available to Common	33	33	—%

N/M - not meaningful

Note
- All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.